                                                                      EXHIBIT 21

               L-3 COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

NAME OF SUBSIDIARY                                                       STATE OF ORGANIZATION
------------------                                                       ---------------------

6292151 Canada Inc.                                                      Canada

ACSS - NZSC Limited                                                      New Zealand

Apcom, Inc.                                                              Maryland

Army Fleet Support, LLC                                                  Delaware

Aviation Communications & Surveillance Systems, LLC                      Delaware

Aydin Foreign Sales Limited                                              Guam

Aydin Yazilim ve Elektronik Sanayi A.S.                                  Turkey

Broadcast Sports Inc.                                                    Delaware

Canco, LLC                                                               Delaware

Cayenta, Inc.                                                            Delaware

Cayenta Operating LLC                                                    Delaware

Datron Transworld Communications International Ltd.                      U.S. Virgin Islands

D.P. Associates Inc.                                                     Virginia

ELAC Nautik Unterstutzungska(beta)e GmbH                                 Federal Republic of Germany

Electrodynamics, Inc.                                                    Arizona

Electronic Space Systems International Corp.                             U.S. Virgin Islands

ESSCO Collins Limited                                                    Republic of Ireland

EuroAtlas Gesellschaft fur Leistungselektronik mbH                       Federal Republic of Germany

FAST Holdings Limited                                                    United Kingdom

Forfeiture Support Associates, LLC                                       Delaware

Global Military Aircraft Systems, LLC                                    Delaware

Henschel Inc.                                                            Delaware

                                                                                                    2

Honeywell TCAS Inc.                                                      Delaware

Horizons Technology International, Ltd.                                  Barbados

Hygienetics Environmental Services, Inc.                                 Delaware

Intelligence Data Systems, Inc.                                          Virginia

International Systems LLC                                                California

Interstate Electronics Corporation                                       California

JovyAtlas Elektrische Umformtechnik GmbH                                 Federal Republic of Germany

KDI Precision Products, Inc.                                             Delaware

L-3 Canada Acquisition Inc.                                              Canada

L-3 Communications Advanced Laser Systems Technology, Inc.               Florida

L-3 Communications Aeromet, Inc.                                         Oregon

L-3 Communications AIS GP Corporation                                    Delaware

L3 Communications Australia Proprietary Limited                          Australia

L3 Communications Australia Pty Ltd                                      Australia

L-3 Communications Avionics Systems, Inc.                                Delaware

L-3 Communications Avisys Corporation                                    Texas

L-3 Communications Aydin Corporation                                     Delaware

L-3 Communications Canada Inc.                                           Canada

L-3 Communications CE Holdings, Inc.                                     Delaware

L-3 Communications Cincinnati Electronics Corporation                    Ohio

L-3 Communications Corporation                                           Delaware

L-3 Communications CSI, Inc.                                             California

L-3 Communications ELAC Nautik GmbH                                      Federal republic of Germany

L-3 Communications Electron Technologies, Inc.                           Delaware

L-3 Communications Electronic Systems Inc.                               Canada

                                                                                                    3

L-3 Communications EO/IR, Inc.                                           Florida

L-3 Communications ESSCO, Inc.                                           Delaware

L-3 Communications Flight Capital LLC                                    Delaware

L-3 Communications Flight International Aviation LLC                     Delaware

L-3 Communications Global Network Solutions U.K. Ltd.                    United Kingdom

L-3 Communications Government Services, Inc.                             Virginia

L-3 Communications Holding GmbH                                          Federal Republic of Germany

L-3 Communications Hong Kong Limited                                     Hong Kong

L-3 Communications ILEX Systems, Inc.                                    Delaware

L-3 Communications India Private Limited                                 India

L-3 Communications InfraredVision Technology Corporation                 California

L-3 Communications Integrated Systems L.P.                               Delaware

L-3 Communications Investments Inc.                                      Delaware

L-3 Communications Italy S.r.l.                                          Republic of Italy

L-3 Communications Klein Associates, Inc.                                Delaware

L-3 Communications Korea Corporation                                     South Korea

L-3 Communications Malaysia Sdn. Bhd.                                    Malaysia

L-3 Communications MAPPS Inc.                                            Canada

L-3 Communications MAPPS Investments, LLC                                Delaware

L-3 Communications MAPPS Malaysia Sdn.Bhd.                               Malaysia

L-3 Communications Marine Holdings AS                                    Norway

L-3 Communications Marine Systems UK Ltd.                                United Kingdom

L-3 Communications MAS (Canada) Inc.                                     Canada

L-3 Communications MAS (US) Corporation                                  Delaware

L-3 Communications Mobile-Vision, Inc.                                   New Jersey

                                                                                                    4

L-3 Communications Navigation AS                                         Norway

L-3 Communications Security and Detection Systems, Inc.                  Delaware

L-3 Communications Singapore Pte Ltd                                     Singapore

L-3 Communications Sonoma EO, Inc.                                       California

L-3 Communications Titan Corporation                                     Delaware

L-3 Communications U.K. Ltd.                                             United Kingdom

L-3 Communications Valmarine AS                                          Norway

L-3 Communications Vector International Aviation LLC                     Delaware

L-3 Communications Vertex Aerospace LLC                                  Delaware

L-3 Communications Westwood Corporation                                  Nevada

LinCom Wireless, Inc.                                                    Delaware

L-Tres Comunicaciones Costa Rica, S.A.                                   Costa Rica

MCTI Acquisition Corporation                                             Maryland

Medical Education Technologies, Inc.                                     Delaware

Microdyne Communications Technologies Incorporated                       Maryland

Microdyne Corporation                                                    Maryland

Microdyne Ltd.                                                           U.S. Virgin Islands

Microdyne Outsourcing Incorporated                                       Maryland

MPRI, Inc.                                                               Delaware

MPRI International Services, Ltd.                                        Bermuda

MVT Equity LLC                                                           Delaware

Narda Safety Test Solutions GmbH                                         Federal Republic of Germany

Pac Ord Inc.                                                             Delaware

PMM Costruzioni Electtroniche Centro Misure Radioelettriche S.r.l.       Republic of Italy

Power Paragon (Deutschland) Holding GmbH                                 Federal Republic of Germany

                                                                                                    5

Power Paragon, Inc.                                                      Delaware

Procom Services, Inc.                                                    California

Shellco, Inc.                                                            Delaware

Spar Aerospace Limited                                                   Canada

SPD Electrical Systems, Inc.                                             Delaware

SPD Switchgear Inc.                                                      Delaware

Storm Control Systems Limited                                            United Kingdom

SYColeman Corporation                                                    Florida

Titan Africa, Inc.                                                       Delaware

Titan Deutschland GmbH                                                   Germany

Titan Facilities, Inc.                                                   Virginia

Titan Italia Srl                                                         Republic of Italy

Titan Scan Technologies Corporation                                      Delaware

Titan Systems Solutions UK Ltd.                                          United Kingdom

Titan Wireless Afripa Holding, Inc.                                      Delaware

Titan Wireless, Inc.                                                     Delaware

Troll Technology Corporation                                             California

Wescam Air Ops Inc.                                                      Delaware

Wescam Air Ops LLC                                                       Delaware

Wescam Asia PTE Ltd.                                                     Singapore

Wescam Europe Limited                                                    United Kingdom

Wescam Financial (U.S.A.) LLC                                            Delaware

Wescam Holdings (US) Inc.                                                Delaware

Wescam Inc.                                                              Canada

Wescam LLC                                                               Delaware

                                                                                                    6

Wolf Coach, Inc.                                                         Massachusetts